                            ARTICLES OF INCORPORATION

                                       OF

                           FIRST NATIONAL CORPORATION


     I, undersigned person, having capacity to contract and acting as the incorporator of a corporation under the South Carolina Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST:         The name of the corporation is First National
               Corporation.

SECOND:        The duration of the corporation is perpetual.

THIRD: The street and post office address of its initial registered office in the State of South Carolina shall be 345 John C. Calhoun Drive S.E., P O Box 1287, Orangeburg, South Carolina, 29116-1287, County of Orangeburg, and the name of its initial registered agent at such address is J. Donald Collier.

FOURTH: The specific purpose of purposes for which the corporation is organized, stated in general terms are: to exercise all powers of a banking holding company which is registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and to engage in any and all banking and non-banking activities allowed for such a bank holding company under state and federal law, and to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of South Carolina.

FIFTH: The aggregate number of shares which the corporation shall have the authority to issue is One Million Five Hundred Thousand (1,500,000) shares of one class of Common Stock each of which shall have a par value of Five Dollars ($5.00).

SIXTH: The capital stock of the corporation may be issued for valid corporate purposes upon authorization by the Board of Directors of the corporation without prior stockholder approval. Such authorization by the Board of Directors may be made by a majority or other vote of the Board as may be provided in the Bylaws of the corporation. The provisions of this Article Sixth may only be amended or repealed by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation.

SEVENTH: The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted earned surplus available therefor and to the extent of unreserved and unrestricted capital surplus available therefor.

EIGHTH: The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required in the event that the Board of Directors of the corporation does not recommend to the stockholders of the corporation a vote in favor of (1) a merger, exchange of consolidation of the corporation with, or (2) a sale, exchange or lease of all or substantially all of the assets of the corporation to, any person or entity. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, of 25 percent or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than 45 days prior to any acquisition of such assets. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Eighth.

NINTH: The affirmative vote of the holders of not less than 80% of the outstanding shares of all voting stock of the corporation and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than the Controlling Party shall be required for the approval or authorization of any merger, consolidation, or sale, exchange or lease of all or substantially all the assets of the corporation (as defined in Article Eighth of this Articles of Incorporation) shall be required to approve or authorize any such transaction involving any shareholder owning or controlling 20% or more of the corporation's voting stock at the time of the proposed transaction ("Controlling party"); provided, however, that these voting requirements shall not be applicable in such transactions (a) in which the cash or fair market value of the property, securities or other consideration to be received (which includes common stock of this corporation retained by its existing shareholders in such a transaction in which the corporation is the surviving entity) per share by holders of common stock of the corporation in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalization and for stock splits, stock dividends, and distributions), paid by the Controlling Party in the acquisition of any of its holdings of the corporation's common stock in the three years preceding the announcement of the proposed transaction; or (b) recommended by a majority of the entire Board of Directors. The affirmative vote of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Ninth. The requirements of this Article Ninth are in addition to and separate from any consent or approval that may be required by those Articles of Incorporation to authorize any merger, consolidation, or sale, exchange or lease of all or substantially all the assets of the Corporation (as defined in Article Eighth).

TENTH: A director of the corporation may be removed by the affirmative vote of a majority of the entire Board of Directors with or without cause. Shareholders can remove directors with or without cause only by the affirmative vote of the holders of eighty (80%) of the Corporation's shares. Cause shall mean fraudulent or dishonest acts or gross abuse of authority in the discharge of duties to the Corporation and shall be established after written notice of specific charges and the opportunity to meet and refute such charges.

ELEVENTH:      The Board of Directors of the corporation shall
               consist of a maximum of twenty (20) persons.
               Directors may increase membership on the Board up to this maximum, but may not do so once the maximum membership is reached. The terms of the members of the Board of Directors elected at the first annual shareholders meeting shall be set so as to implement staggered terms, i.e. the terms of one-third (or as near one-third as possible) of the Directors shall be one year, the terms of one-third shall be two years and the terms of one-third shall be three years. Thereafter, one-third of the Directors shall be elected by a majority of the votes cast at each annual meeting of the shareholders or by similar vote at any special meeting called for the purpose, to serve three-year terms. Each Director shall hold office until the expiration of the term for which he is elected, except as otherwise stated in the Bylaws, and thereafter until his successor has been elected and qualified. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Eleventh.

TWELFTH: The number of directors constituting the initial Board of Directors is seventeen (17). The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

               J. Gavin Appleby
               345 John C. Calhoun Dr., S.E.
               Orangeburg, SC  29115

               J. Donald Collier
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               W. B. Cox
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               Austin Cunningham
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               C. Parker Dempsey
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               Clarence F. Evans
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               John L. Gramling, Jr.
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               Charlton B. Horger
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               F. O. Hutto, Jr.
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               R. H. Jennings, III
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               Edward V. Mirmow, Jr.
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               J. C. McAlhany
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               R. Park Newton, Jr.
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               J. A. Richardson, Jr.
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               Jesse D. Shirer
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               Henry Tecklenburg, Jr.
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

               Howard E. Thomas
               345 John C. Calhoun Dr., S.E.
               Orangeburg SC  29115

THIRTEENTH:    Shareholders shall not have cumulative voting
               rights.

FOURTEENTH:    The holders of the shares of the corporation shall
               have no preemptive rights to acquire any shares in the corporation.

FIFTEENTH:     Any and all vacancies on the Board of Directors,
               including those by increase in the number of directors or by removal of directors with or without cause, shall be filled by the Board of Directors for the full unexpired term of a director of that class.

SIXTEENTH:     A majority of the entire Board of Directors shall
               have the power to alter, amend or repeal the Bylaws of the corporation. Shareholders may alter, amend, or repeal the bylaws only by the affirmative vote of the holders of eighty percent (80%) of outstanding stock of the corporation

SEVENTEENTH:   The holders of fifty percent (50%) or more of the
               outstanding stock of the corporation shall be required to call a special meeting of shareholders.

EIGHTEENTH:    A special meeting of shareholders, called by
               shareholders, the Board of Directors or any members thereof, or any officer of the corporation, to consider a vote in favor of a merger or consolidation of the corporation with or a sale, exchange or lease of substantially all of the assets of the corporation to any person or entity, as defined under Articles Eighth and Ninth of these Articles of Incorporation, which is not recommended by the Board of Directors of the corporation, shall require attendance in person or by proxy of eighty percent (80%) of the shareholders of the corporation in order for a quorum for the conduct of business to exist. Such a meeting may not be adjourned absent notice if a quorum is not present.
               Such eighty percent (80%) quorum requirement will apply at any annual meeting called to consider such a non-Board recommended transaction.




     Dated:    FEBRUARY 21, 1985


                                        ANN WATSON
                                        Ann Watson,
                                        Sole Incorporator
                                        67 Madison Avenue, Third Flr.
                                        Memphis, Tennessee 38103

                            VERIFICATION CERTIFICATE



STATE OF TENNESSEE
COUNTY OF SHELBY

          I, Ann Watson, do hereby certify that I have read and understood the meaning and purport of statements contained in these Articles of Incorporation; that the statements therein contained and the same are true to the best of my knowledge and belief; and that I signed these Articles of Incorporation as the sole Incorporator of First National Corporation and am authorized to execute this Verification.



                                        ANN WATSON
                                        Ann Watson, Sole
                                        Incorporator




                             CERTIFICATE OF ATTORNEY


          I, CHARLTON B. HORGER, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose Articles if Incorporation this certificate is attached, has complied with the requirements of the South Carolina Business Corporation Act relating to the organization of corporations and that, in my opinion, the corporation is organized for a lawful purpose.

Date:  FEBRUARY 21, 1985



                                        CHARLTON B. HORGER
                                        Charlton B. Horger

                                        Address:  P O Drawer 329
                                                  Orangeburg SC  29115

                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



     Pursuant Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is FIRST NATIONAL CORPORATION.

2.   On APRIL 24, 1990, the corporation adopted the following Amendment(s)
     of its    Articles of Incorporation:

RESOLVED, that a new Article Nineteen (19) be added to the Articles of Incorporation to be set forth as follows:

NINETEEN: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director occurring after the effective date hereof; provided, however, the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the South Carolina Business Corporation Act of 1988, as amended from time to time (the "Act"), or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Act or any successor law or laws. Any repeal or modification of the foregoing protection by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     N/A

4.   Complete either a or b, whichever is applicable.
     a.  Amendment(s) adopted by shareholder action.
         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

         Voting Group                                  Common Stock
         Number of Outstanding Shares                  685,007
         Number of Votes Entitled to be Cast           685,007
         Number of Votes Represented at the meeting    488,377
         Number of Undisputed* Shares Voted For        469,184
         Number of Undisputed* Shares Voted Against      8,684

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

     b. The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
         Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)):ACCEPTED May 3, 1990



DATE:  MAY 1, 1990                      FIRST NATIONAL CORPORATION

                                        By:  JAMES C. HUNTER, JR.
                                             James C. Hunter, Jr., Secretary

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



     Pursuant Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is FIRST NATIONAL CORPORATION.

2. On APRIL 28, 1992, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

RESOLVED that Article Fifth of the Corporation's Articles of Incorporation be amended to read as follows:

FIFTH: The aggregate number of shares which the corporation shall have authority to issue is five million (5,000,000) shares of one class of common stock each of which shall have a par value of five dollars ($5.00).

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:(if not applicable, insert "not Applicable" or "NA").

     N/A

4.   Complete either a or b, whichever is applicable.
     a.  Amendment(s) adopted by shareholder action.
         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

         Voting Group                                  Common Stock
         Number of Outstanding Shares                  1,370,014
         Number of Votes Entitled to be Cast           1,370,014
         Number of Votes Represented at the meeting    1,011,297
         Number of Undisputed* Shares Voted For          987,826
         Number of Undisputed* Shares Voted Against       23,471

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

     b. The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
         Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)):ACCEPTED MAY 6, 1992

DATE:  MAY 4, 1992                      FIRST NATIONAL CORPORATION

                                        By:  JAMES C. HUNTER, JR.
                                             James C. Hunter, Jr., Secretary

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



     Pursuant Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is FIRST NATIONAL CORPORATION.

2. On APRIL 23, 1996, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

     A.  PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

         (1)   Amendment to Article Tenth.

               Shareholders can remove directors with or without cause only by the affirmative vote of the holders of 80% of the Corporation's shares. Cause shall mean fraudulent or dishonest acts of gross abuse of authority in the discharge of duties to the Corporation and shall be established after written notice as specific charges and the opportunity to meet and refute such charges.

         (2)   Amendment to delete Article Fifteenth.

         (3)   Amendment to delate Article Seventeenth.

     B.  PROPOSAL TO ADD NEW ARTICLE

         (1)   Amendment to Add New Article.

               When evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of the Corporation, the Board of Directors shall consider the interests of the employees of the Corporation and its subsidiaries, if any, do business in addition to the interest of the Corporation's shareholders.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     N/A

4.   Complete either a or b, whichever is applicable.
     a.  Amendment(s) adopted by shareholder action.
         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

         A.    Voting Group                                 Common Stock
               Number of Outstanding Shares                 2,252,446
               Number of Votes Entitled to be Cast          2,252,446
               Number of Votes Represented at the meeting   1,613,680
               Number of Undisputed* Shares Voted For       1,601,158
               Number of Undisputed* Shares Voted Against       1,573

         B.    Voting Group                                 Common Stock
               Number of Outstanding Shares                 2,252,446
               Number of Votes Entitled to be Cast          2,252,446
               Number of Votes Represented at the meeting   1,613,680
               Number of Undisputed* Shares Voted For       1,592,283
               Number of Undisputed* Shares Voted Against      12,876

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

     b. The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
         Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)):



DATE:  MAY 8, 1996                      FIRST NATIONAL CORPORATION

                                        By:  JAMES C. HUNTER, JR.
                                             James C. Hunter, Jr., Secretary